Exhibit 99.24

AMENDED AND RESTATED

eLENDER SOLUTIONS SOFTWARE DEVELOPMENT AND
PROPERTY ALLOCATION AGREEMENT

This AMENDED AND RESTATED SOFTWARE DEVELOPMENT AND PROPERTY ALLOCATION AGREEMENT (the “Agreement”) is made and entered into as of February 1, 2006 (the “Effective Date”), by and between ROCKY MOUNTAIN SUPPORT SERVICES, INC., an Arizona corporation (“RMSS”) and LSI TITLE COMPANY, a California corporation (“LSI”).  This Agreement amends and restates the Amended and Restated eLender Solutions Software Development and Property Allocation Agreement between RMSS and LSI dated November 22, 2005, which amended and restated the initial SOFTWARE DEVELOPMENT AND PROPERTY ALLOCATION AGREEMENT between RMSS and LSI dated March 4, 2005 (the “Original Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to a Cross Conveyance and Joint Ownership Agreement between the parties dated as of the Effective Date, RMSS and LSI are equal owners of an undivided interest in an incomplete software package termed by the parties ‘eLender Solutions’ (the “Software”);

WHEREAS, the parties agree that, subject to the terms herein, LSI shall pursue completion of Release 1.0 of the Software and deliver to RMSS that version of the Software which will perform in accordance with the specifications described in Schedule A to this Agreement (the “Specifications”), and the related documentation describing the Software and those Specifications (“Release 1.0 of the Software”);

WHEREAS, LSI is willing to undertake such development on the terms herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the parties agree as follows:

1.             DEVELOPMENT & DELIVERY UNDERTAKING OF RELEASE 1.0 OF THE SOFTWARE

1.1           LSI shall continue to expend at least that level of effort and resources used prior to the Effective Date, which shall at least represent a commercially reasonable level of effort and resources that are necessary to enable LSI to perform and complete its obligations under this Agreement, in development hereunder of the Software, including Release 1.0 of the Software satisfying the Specifications in all material respects together with basic documentation (“Documentation”).  LSI reserves the right to propose changes to the Specifications of Release 1.0 of the Software to conform it to LSI’s ongoing business requirements.  Such proposed Specification changes must be presented in writing and RMSS shall have an opportunity to provide technical or

functional feedback on those proposed changes for good-faith consideration by LSI.   Upon RMSS’ written approval, which approval shall not be unreasonably withheld or delayed, the new specifications shall become Specifications for purposes of this Agreement.

1.2           Designated representatives of LSI and RMSS shall meet monthly or as otherwise agreed during the term hereof to discuss the status of the Software development.  LSI shall provide to RMSS, in a format mutually agreed upon by the parties and within one (1) day of the monthly meeting, a written status report describing Release 1.0 of the Software and Documentation development progress.

1.3           LSI was obligated under the Original Agreement to deliver Release 1.0 of the Software to RMSS on or before August 31, 2005 and made that delivery as required.   In order to enable RMSS to confirm that Release 1.0 of the Software performs in accordance with its Specifications and that the Documentation is reasonably complete as to the major functions of Release 1.0 of the Software and is substantially accurate, LSI agrees to make available to RMSS at LSI’s expense for a mutually agreeable time period, testing LSI’s staging environment in order to allow RMSS to analyze and evaluate all components of Release 1.0 and to confirm whether Release 1.0 meets the Specifications with no severity one or two errors.  LSI also agrees to provide RMSS at no additional cost, a mutually agreeable number of LSI personnel to provide technical assistance and support in operating the LSI staging environment and in testing and evaluating whether Release 1.0 meets the Specifications with no severity one or two errors.  RMSS shall have thirty (30) days from the date the test environment is ready in which to confirm that Release 1.0 of the Software performs in accordance with its Specifications with no severity one or two errors and that the Documentation is reasonably complete as to the major functions of the Software and is substantially accurate.  If RMSS reasonably believes that the Release 1.0 of the Software does not perform in accordance with the Specifications with no severity one or two errors and/or that the Documentation is not reasonably complete as to the major functions of Release 1.0 of the Software or is substantially inaccurate, RMSS shall so inform LSI in a detailed writing of the areas of nonconformance.  LSI shall use commercially reasonable efforts utilizing its applicable existing personnel who are performing services under this Agreement to revise Release 1.0 of the Software to make it conform to the Specifications with no severity one or two errors and/or revise the Documentation to be reasonably complete as to the major functions of Release 1.0 of the Software and is substantially accurate.  LSI will use commercially reasonable efforts to promptly complete such revisions.   RMSS shall cooperate with LSI revision efforts as reasonably requested by LSI.  Upon delivery of a revised version of Release 1.0 of the Software and/or Documentation, RMSS shall have a thirty (30) day period in which to re-evaluate and test the revised Release 1.0 of the Software to determine if LSI corrected those nonconformities described in writing by RMSS.  If RMSS informs LSI that one or more nonconformities were not corrected, then LSI and RMSS shall repeat the process outlined in the immediately preceding four sentences.  Both parties will cooperate in good faith to apply any agreed testing criteria for Release 1.0 of the Software.  Upon RMSS’ confirmation that Release 1.0 of the Software has successfully performed in accordance with the Specifications with no severity one or two errors, which confirmation will not be unreasonably withheld or delayed, the Software will be deemed “Accepted.”  Notwithstanding RMSS’ acceptance testing rights, LSI may use Release 1.0 of the Software in production to support LSI’s own business at any time.

1.4           Schedule A-1 sets forth the functionality and estimated date by which LSI will deliver Release 2.0 of the Software to RMSS.  For the avoidance of doubt, the functionality contained in Release 2.0 will be in addition to the functionality that exists in Release 1.0.  LSI shall not delete any functionality from Release 1.0 in Release 2.0.  Further, regardless of the final functionality contained within Release 2.0, LSI, for the avoidance of doubt, shall provide to RMSS the same version of eLender Solutions software that LSI is using in production internally, excluding other appraisal and valuation functionality and customer specific modifications, unless as otherwise mutually agreed upon by LSI and RMSS.  In order to enable RMSS to confirm that Release 2.0 of the Software performs in accordance with its Specifications and that the Documentation is reasonably complete as to the major functions of Release 2.0 of the Software and is substantially accurate, LSI agrees to (a) make available to RMSS at LSI’s expense for a mutually agreeable time period, in LSI’s staging environment in order to allow, (b) build a fully functioning test environment in accordance with RMSS’s specifications and at RMSS’s sole cost to allow, or (c) provide the specifications to RMSS to enable RMSS to build a fully functioning test environment to allow, in each case, RMSS to analyze and evaluate all components of Release 2.0 and to confirm whether Release 2.0 meets the Specifications with no severity one or two errors.  LSI also agrees to provide RMSS at no additional cost, a mutually agreeable number of LSI personnel to provide technical assistance and support in operating the LSI staging or test environment and in testing and evaluating whether Release 2.0 meets the Specifications with no severity one or two errors.  RMSS shall have thirty (30) days from the date the test environment is ready in which to confirm that Release 2.0 of the Software performs in accordance with its Specifications with no severity one or two errors and that the Documentation is reasonably complete as to the major functions of the Software and is substantially accurate.  If RMSS reasonably believes that the Release 2.0 of the Software does not perform in accordance with the Specifications with no severity one or two errors and/or that the Documentation is not reasonably complete as to the major functions of Release 2.0 of the Software or is substantially inaccurate, RMSS shall so inform LSI in a detailed writing of the areas of nonconformance.  LSI shall use commercially reasonable efforts utilizing its applicable existing personnel who are performing services under this Agreement to revise Release 2.0 of the Software to make it conform to the Specifications with no severity one or two errors and/or revise the Documentation to be reasonably complete as to the major functions of Release 2.0 of the Software and is substantially accurate.  LSI will use commercially reasonable efforts to promptly complete such revisions.   RMSS shall cooperate with LSI revision efforts as reasonably requested by LSI.  Upon delivery of a revised version of Release 2.0 of the Software and/or Documentation, RMSS shall have a thirty (30) day period in which to re-evaluate and test the revised Release 2.0 of the Software to determine if LSI corrected those nonconformities described in writing by RMSS.  If RMSS informs LSI that one or more nonconformities were not corrected, then LSI and RMSS shall repeat the process outlined in the immediately preceding four sentences.  Both parties will cooperate in good faith to apply any agreed testing criteria for Release 2.0 of the Software.  Upon RMSS’

confirmation that Release 2.0 of the Software has successfully performed in accordance with the Specifications with no severity one or two errors, which confirmation will not be unreasonably withheld or delayed, the Software will be deemed “Accepted.”  Notwithstanding RMSS’ acceptance testing rights, LSI may use Release 2.0 of the Software in production to support LSI’s own business at any time.

1.5           LSI shall deliver to RMSS a copy of the current relevant work product, including by way of example but not limitation, source and executable code (in formats reasonably requested by RMSS); flow charts and program diagrams; programmer notes; source code drops and edits; test suites, criteria, data and results; and a copy of all Specifications and Documentation, including drafts thereof (collectively the “Work Product”) theretofore developed by LSI within seven business days following completion of each release, which is presently scheduled in each even calendar month.  This delivery obligation applies to all Releases and also to all interim developments or improvements regardless whether they are still in development. If LSI does not make such delivery at least once per calendar quarter, then RMSS may request such a delivery upon written request to LSI.  Regardless of the specific calendar month involved or RMSS’ request, the same duty of delivery shall be due as of, and within seven business days following, the close of business on (new date) and on the close of business on the last day of the Term hereunder.  The parties agree that the failure of LSI to comply with this Section 1.5 will result in irreparable harm to RMSS, which harm is not capable of full compensation by the payment of monetary damages, and therefore, RMSS shall be entitled to seek the granting of injunctive relief, including, but not limited to a preliminary injunction, for the limited purpose of mandating compliance with this Section 1.5 without the requirement of RMSS’ posting of bond to address any such failure by LSI.

2.                                       DEVELOPMENT OF SOFTWARE BEYOND RELEASE 2.0 OF THE SOFTWARE

2.1           During the Term but after Acceptance of Release 2.0, LSI agrees to continue to further develop and enhance the Software in a manner and timeframe consistent with LSI’s business objectives.  Promptly following RMSS’ or LSI’s request and from time to time thereafter, the parties shall promptly commence meeting, on a schedule to be agreed at that time, to discuss the features, functions, and timing of any such new development.  LSI shall have the same obligations as stated in Section 1.1 above to share Specifications with RMSS as to such new developments and RMSS shall have the right to provide technical or functional feedback or input with respect to such new development direction for good-faith consideration by LSI, but ultimately LSI shall have the final decision on the scope and timing of future development of the Software undertaken by LSI.  After LSI establishes the future development direction of the Software, it shall provide RMSS with the applicable development specifications, at which time, and unless otherwise agreed to by the parties, the terms and conditions of Section 1 with respect to the Release 1.0 of the Software will apply to this new development for the remainder of the Term, as extended by mutual agreement of the parties.  LSI shall be continually obligated to deliver all Work Product pursuant to Section 1.5 above as to all such new development during the remainder of the Term.

2.2           In the event that the parties do not agree to continue their joint development arrangement beyond the Term, LSI, for a two year period thereafter and when requested by RMSS, agrees to offer and provide access to RMSS to all such Work Product including any subsequent releases of the Software or LSI internally developed Software on commercially reasonable license terms and for fair compensation (lower than that otherwise commercially or publicly offered) which takes into account (i) RMSS’ role in payment to LSI for development of the Software during the Term, (ii) RMSS’ joint/co-ownership of the Software developed during the Term, and (iii) the function and substance of the improvements over the Software developed during the Term, but in an amount not less than the product of $500,000 multiplied by the number of whole or partial months between the date in which the parties did not agree to continue their joint development arrangement and the month in which RMSS pays LSI the mutually agreeable license fee.

3.                                       TERM

3.1           Unless earlier terminated as contemplated herein or extended by the mutual agreement of the parties, this Agreement shall continue through December 31, 2006 (the “Term”); provided that RMSS may extend the Agreement by successive increments of one calendar year starting January 1, 2007 through December 31, 2007 upon days written notice to LSI delivered at least ninety days prior to any impending termination date.  Neither termination nor expiration shall terminate any obligations accrued hereunder prior to such time.

4.                                       COMPENSATION

4.1           RMSS agrees to pay LS1 five hundred thousand ($500,000) per calendar month for LSI’s development services through (date).  RMSS shall pay LSI within thirty (30) days of receipt of invoice.

4.2           Following Acceptance and for the duration of the Term, LSI shall offer maintenance for the Software, as described in Schedule B hereto, for no incremental fee.  Any related professional services for custom development, conversion, integration, hosting or training assistance shall be performed pursuant to further agreement between the parties.  The parties may also further agree for provision of maintenance services after the Term as relates to any new Software delivered pursuant to Section 2.2 above for fair compensation (lower than that otherwise commercially or publicly offered) which takes into account (i) RMSS’ role in payment to LSI for development of the Software during the Term, (ii) RMSS’ joint/co-ownership of the Software developed during the Term, and (iii) the function and substance of the improvements over the Software developed during the Term, but in an amount not less than the product of $500,000 multiplied by the number of whole or partial months between the date in which the parties did not agree to continue their joint development arrangement and the month in which RMSS pays LSI the mutually agreeable license fee.  The parties intend that RMSS will utilize Release 1.0 of the Software from within the LSI environment.  If RMSS elects to maintain and use Release 1.0 of the Software in an RMSS environment, RMSS shall bear the costs of any third party hardware and software necessary to establish and run the Software in RMSS’ environment.

5.                                       PRODUCTION BACK OFFICE

5.1           In the event that RMSS elects to utilize the rules engine component of Release 1.0 of the Software in production, then RMSS agrees that it will only utilize LSI services, and not the data and services of any other third party, with respect to the use of such rules engine.  Similarly, if in connection with providing such services to RMSS, LSI needs to obtain any “Starters” and “L&Vs” from Fidelity National Financial, Inc. under that certain FNF Starters Repository Access Agreement dated as of the Effective Date between Fidelity National Financial, Inc. and Fidelity National Information Services, Inc. (the “Starters Agreement”), then either RMSS agrees to reimburse LSI for the fees paid to Fidelity National Financial, Inc. for access to the Starters and L&V under the Starters Agreement, or to cause Fidelity National Financial, Inc. not to charge FNIS for the fees to access the Starters and L&Vs under the Starters Agreement.

5.2           If RMSS desires to purchase production back office processing services with respect to its use of the Software during the Term, it shall so inform LSI and provide LSI with the opportunity to make a detailed commercial proposal to provide such services.

6.                                       TITLE IN DEVELOPMENTS

6.1           Each Party shall own an undivided interest in the Software (including Release 1.0 of the Software and any subsequent development of the Software during the Term), and related Documentation as joint or co-owners but without any duty of accounting to the other party for any commercial or third-party revenue, profits or savings derived from the Software  as it is further developed and enhanced hereunder and as it exists upon termination of this Agreement, maintaining the allocation of title established by the above-referenced Cross Conveyance and Joint Ownership Agreement.  During the Term, LSI hereby makes a continuing assignment of an undivided joint or co-ownership interest in its Software (including Release 1.0 of the Software and subsequent development of the Software during the Term), Documentation and all Work Product hereunder including without limitation related know-how, concepts, inventions, copyrights, source and object code.  The foregoing continuing assignment shall cease upon termination hereof but the allocation of property subject to the assignment to such date shall be unaffected thereby.

6.2           Subject to Section 7 below, and taking into account the Work Product delivery obligations of Sections 1.5 and 2.2 above, each party may use the work product arising hereunder and co-owned by it in any manner it may choose, including without limitation development of derivative works.  Neither party shall have to account to the other for any revenue, savings or profits it may make from exploitation of such work product within the terms of permitted use hereunder.

6.3           From time to time, upon request of either party, at the expense of the requesting party, the other party shall take such actions and execute and deliver such documents, as the requesting party may reasonably specify for purposes of recording, perfecting or otherwise memorializing the foregoing allocation of property interest.  Subject to Section 11 below, the parties agree to cooperate in good faith to make any copyright, trademark or patent applications in the name of LSI relating to the Software and Documentation as may be requested by either party.  The requesting party shall pay for such applications but the cooperating party shall do so at its own expense.  The parties may agree to apportion such application, maintenance, renewal costs as may be prudent pursuant to a joint plan for enforcement of such rights, subject to Section 11 below.  Such copyright or patent applications shall be assigned to both parties to reflect their joint-ownership status.  Such trademark applications shall be made in the name of LSI with a corresponding agreement between the parties for a fully paid, non-revocable license right to use and/or sublicense to RMSS any such trademarks in a manner so as to maintain the required quality control to keep such trademarks viable. This provision shall survive the term of this Agreement.

7.                                       LSI COVENANTS, REPRESENTATIONS AND WARRANTIES

7.1           LSI covenants, represents and warrants as follows:

7.1.1        the service to be provided to RMSS hereunder shall be performed in a professional and workmanlike manner;

7.1.2        the Software and Work Product development shall reflect solely the original work product of LSI unless the inclusion of third-party source code materials is embedded in the Software and is otherwise disclosed in writing in advance to RMSS;

7.1.3        if the services of a consultant or contractor are used by LSI in connection with development of the Software or Work Product, LSI shall secure all necessary agreements to assure that (i) the title to its work product vests in LSI and, pursuant hereto, in RMSS, and that (ii) consultant or contractor is bound to the duties of confidentiality reasonably similar to those described in this Agreement;

7.1.4        the Software and Work Product developed hereunder shall not infringe or misappropriate any intellectual property rights, including without limitation, copyrights, trademarks, trade secrets or patents, or contractual rights of any third party;

7.1.5        (a) it has the power and corporate authority to enter into and perform this Agreement, (b) its performance of this Agreement does not and will not violate any governmental law, regulation, rule or order, contract, charter or by-law; (c) it has received no written notice of any third party claim or threat of a claim alleging that any part of the Software infringes the rights of any third party in any of the United States, and (d) each item of Software developed hereunder shall be delivered free of undisclosed trapdoors, Trojan horses, time bombs, time outs, spyware, viruses or other code which, with the passage of time, in the absence of action or upon a trigger, would interfere with the normal use of, or access to, any file, datum or system.

7.2           THE EXPRESS WARRANTIES SET FORTH IN THIS PARAGRAPH ARE THE ONLY WARRANTIES HEREUNDER; THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SPECIFICALLY THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  THESE WARRANTIES SURVIVE THE TERM OF THIS AGREEMENT.

8.                                       CONFIDENTIALITY

8.1           Proprietary Information (i) shall be deemed the confidential property of the disclosing party (or the party for whom such data was collected or processed, if any), (ii) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement and any ancillary agreements, and (iii) shall be protected by the receiving party in accordance with the terms of this Section 8.  This Section 8 shall survive the term.

8.2           Except as set forth in this Section, neither party shall disclose the Proprietary Information of the other party in whole or in part, including derivations, to any third party except as contemplated herein.  In no event shall source code for the Software or derivative works be shared with any third party except under a perpetual duty of nondisclosure.  If the parties agree to a specific nondisclosure period for a specific document, the disclosing party shall mark the document with that nondisclosure period.  In the absence of a specific period, the duty of confidentiality for (a) object code versions of the Software and related Documentation shall extend until the Software has been Accepted or until termination of this Agreement and (b) with respect to any other Proprietary Information shall extend for a period of (5) five years from disclosure.  Proprietary Information shall be held in confidence by the receiving party and its employees, and shall be disclosed to only those of the receiving party’s employees and professional advisors who have a need for it in connection with the administration and implementation of this Agreement.  Each party shall use the same degree of care and afford the same protections to the Proprietary Information of the other party as it uses and affords to its own Proprietary Information.

8.3           Proprietary Information shall not be deemed proprietary and, subject to the carve-out below, the receiving party shall have no obligation of nondisclosure with respect to any such information which:

8.3.1        is or becomes publicly known through no wrongful act, fault or negligence of the receiving party;

8.3.2        was disclosed to the receiving party by a third party that was free of obligations of confidentiality to the party providing the information;

8.3.3        is approved for release by written authorization of the disclosing party;

8.3.4        was known to the receiving party prior to receipt of the information; or

8.3.5        is publicly disclosed pursuant to a requirement or request of a governmental agency, or disclosure is required by operation of law.

8.4           The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those employees of the parties with a need to know the contents of this Agreement or as required by law or national stock exchange rule.  In no event may this Agreement be reproduced or copies shown to any third parties (except counsel, auditors and professional advisors) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event the respective parties agree to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

8.4.1        In addition, each party shall give notice to the other party of any demands to disclose or provide Proprietary Information of the other party under or pursuant to lawful process prior to disclosing or furnishing such Proprietary Information, and shall cooperate in seeking reasonable protective arrangements.

9.                                       GOVERNING LAW; DISPUTE RESOLUTION

9.1           This Agreement shall be governed by, and construed in accordance with, the laws of Florida.  The parties hereby submit to the personal jurisdiction of the state and federal courts in the State of Florida for the purpose of adjudication of all matters arising hereunder or relating hereto which may be the subject of litigation between the parties.

9.2           If, prior to the termination of this Agreement, a dispute arises between RMSS and LSI with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement, such dispute shall be settled as set forth in Sections 9.3-9.7 of this Section 8.

9.3           The parties shall escalate and negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved between the parties at the level where the issue is discovered and has immediate impact.  Escalation shall be by written notice to the other party and to the movant’s president.  Such president (or his or her designee) shall attempt to resolve such a dispute within twenty (20) days of the initial communication between them on the topic of the dispute (which may be by notice).  The location, format, frequency, duration and termination of these discussions shall be left to the discretion of the representatives involved.  If such parties do not resolve the underlying dispute within such twenty (20) day period, then either party may notify the other in writing that the dispute is to be elevated to binding arbitration.

9.4           All discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any subsequent proceedings between the parties.  Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

9.5           Either party may request arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim.  Such arbitration shall be governed by the then current version of the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association.  The Arbitration will be conducted in Jacksonville, Florida in front of one mutually agreed upon arbitrator.

9.6           Each party shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses.  Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the parties.

9.7           Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

10.                                 INDEMNIFICATION

10.1         Each party (in this context, the “Indemnitor”) shall defend, indemnify, and hold harmless the other, its officers, directors, agents, and employees (collectively, “Indemnitees”) against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred by reason of claims of third parties against any of the Indemnitees based on any Indemnitor use of, or related Indemnitor representations or assurances with respect to, the Software to such third party (or any derivative work developed by or for the Indemnitor).

10.2         LSI shall defend, indemnify, and hold harmless RMSS against all costs, expenses and losses (including reasonable attorneys’ fees and costs) incurred by reason of claims of third parties arising from the breach of Section 7.1.2, 7.1.3, or 7.1.4 hereof.

11.                                 INFRINGEMENTS BY THIRD PARTIES AND DEFENSE OF CLAIMS OF INVALIDITY

11.1         Subject to the rights of each party to contract with third-parties without any duty to account pursuant to Section 6 above, the parties shall cooperate reasonably in the prosecution of infringers of the Software or any related proprietary rights.  If the parties cannot agree to pursue an purported infringer, a party wishing to pursue such infringer on its own may do so at its own expense (and to its own benefit), and the other party shall, to the extent necessary, assign its right to pursue such a claim to the former party.  If only one party pursues such an infringer, the other party agrees to cooperate in good faith in the prosecution of such claims or action at its expense as may be reasonably requested by the party pursuing such claim.  Likewise, both parties agree to cooperate at their own expense to the extent any third-party makes any claim for invalidity, re-examination, opposition, cancellation or other action to strike or invalidate the Software or any related proprietary rights.

11.2         Notwithstanding the foregoing, if a party unilaterally pursuing a purported infringer is the subject of a judgment invalidating or derogating in any material way from the value of the Software to the party having elected not to pursue such enforcement, the latter party may initiate binding arbitration, pursuant to Section 8 hereof, to determine the diminution in value to it of the Software in light of the aforementioned judgment, and to recover from the party having elected to pursue a claim, an equal amount.

12.                                 TERMINATION AND LIMITATION OF LIABILITY

12.1         The parties may terminate this Agreement upon mutual agreement by written consent.

12.2         If either party fails to perform any of its material obligations under this Agreement and does not cure such failure within thirty (30) days of receipt (or, if a cure could not reasonably be completed in thirty days, but the other party is diligently pursuing a cure, then within sixty (60) days) of notice of default, then the other party may terminate this Agreement effective on the last day of the cure period.

12.3         EACH PARTY SHALL BE LIABLE TO THE OTHER FOR ALL DIRECT DAMAGES ARISING OUT OF OR RELATED TO ANY CLAIMS, ACTIONS, LOSSES, COSTS, DAMAGES AND EXPENSES RELATED TO, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT.  SUBJECT TO SECTION 12.4 BUT NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE AGGREGATE LIABILITY OF EITHER PARTY OT THE OTHER FOR DAMAGES, WHETHER ARISING IN CONTRACT, TORT, EQUITY, NEGLIGENCE OR OTHERWISE EXCEED THE AMOUNT OF FEES PAID BY RMSS TO LSI PURSUANT TO THIS AGREEMENT OVER THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

12.4         IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER.

13.           NOTICES

13.1         Except as otherwise provided under this agreement, all notices, demands or requests or other communications required or permitted to be given or delivered under this agreement shall be in writing and shall be deemed to have been duly given when received by the designated recipient.  Written notice may be delivered in person or sent via reputable courier service and addressed as set forth below:

If to RMSS:	Rocky Mountain Support Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn:President

with a copy to:	Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn:General Counsel

If to LSI:	LSI Title Company
17911 Von Karman Ave.
Irvine, CA 92614
Attn:President

with a copy to:	Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn:General Counsel

13.2         The address to which such notices, demands, requests, elections or other communications are to be given by either party may be changed by written notice given by such party to the other party pursuant to this Section.

14.                                 MISCELLANEOUS

14.1         Waiver.  No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same of other provisions of this agreement.

14.2         Severable Agreement.  If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from this agreement.

14.3         Integrated Agreement.  This Agreement (and the initial (date) Agreement) constitute(s) the entire agreement(s) between the parties pertaining to the subject matter hereof and supersedes and integrates all prior and contemporaneous agreements, representations and understandings of the parties, oral and written, pertaining to the subject matter hereof.  No supplement, modification or amendment of this agreement shall be binding unless in a writing executed by both parties.

14.4         Headings.  Headings used herein are for the convenience of the parties and shall not be deemed part of the agreement or used in its construction.

14.5         Assignment.  This agreement may not be assigned by either of the parties without the prior written consent of the other party, provided, however, that the parties hereby agree and acknowledge that, in the event of the consummation of the merger transaction contemplated by the Agreement and Plan of Merger dated as of September 14, 2005 among Certegy Inc., C Co Merger Sub, LLC, and Fidelity National Information Services, Inc. then to the extent applicable for purposes of this Agreement, C Co Merger Sub, LLC shall be a permitted successor or assignee of LSI; any purported assignment in breach of the foregoing shall be without legal effect to assign this agreement.  This agreement is binding on the successors and permitted assigns of each party.

14.6         Relationship of Parties.  Nothing herein is intended to create, and shall not be asserted or construed to create, a joint venture, partnership or agency of any nature between the parties.  Except as specifically set forth herein, each party assumes sole and full responsibility for its acts and the acts of its directors, officers, employees, agents and affiliates.  Neither party has any authority to make commitments or enter into contracts on behalf of, bind, or otherwise obligate the other party in any manner whatsoever except as specifically set forth herein.

14.7         Amendment.  This Agreement may not be amended without the prior written consent of RMSS and LSI.

IN WITNESS WHEREOF, the parties have duly executed this agreement as of the date first written above.

LSI TITLE COMPANY

By	/s/ Michael L. Gravelle
Michael L. Gravelle
Senior Vice President

ROCKY MOUNTAIN SUPPORT SERVICES, INC.

By	/s/ Raymond R. Quirk
Raymond R. Quirk
Chief Executive Officer